SCHEDULE 14C INFORMATION

    Information Statement Pursuant to Section 14(c) of the
            Securities Exchange Act of 1934
                  (Amendment No.   )



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             The Managers Funds
  (Name of Registrant as Specified In Its Charter)

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             [THE MANAGERS FUNDS LOGO]
                40 RICHARDS AVENUE
             NORWALK, CONNECTICUT 06854
                    800-835-3879
               www.managersfunds.com

             MANAGERS GLOBAL BOND FUND
     -------------------------------------------

             ------------------------
              INFORMATION STATEMENT
             ------------------------

This information statement is being provided to the shareholders of Managers Global Bond Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order which The Managers Funds, a Massachusetts business trust (the "Trust"), has received from the Securities and Exchange Commission. This exemptive order permits the Trust's investment manager to hire new sub-advisers and to make changes to existing sub-advisory contracts with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of Managers Global Bond Fund on or about May 11, 2002.

THE TRUST AND ITS FUND MANAGEMENT AGREEMENT

Managers Global Bond Fund (the "Fund") is an investment portfolio of the Trust. The Trust has entered into a fund management agreement with respect to the investment portfolio of the Trust with The Managers Funds LLC (the
"Manager") dated April 1, 1999, as thereafter amended (the
"Management Agreement"). Under the terms of the Fund
Management Agreement, it is the responsibility of the Manager to select, subject to review and approval by the Trustees, one or more sub-advisers (the "Sub-Advisers" and each a "Sub-Adviser") to manage the investment portfolio of the Fund, to review and monitor the performance of these Sub-Advisers on an ongoing basis, and to recommend changes in the roster of Sub-Advisers to the Trustees as appropriate. The Manager is also responsible for allocating the Fund's assets among the Sub-Advisers for the Fund, if such Fund has more than one Sub-Adviser.
The portion of the Fund's assets managed by a Sub-Adviser may be adjusted from time to time in the sole discretion of the Manager. The Manager is also responsible for conducting all business operations of the Trust, except those operations contracted to the custodian or the transfer agent. As compensation for its services, the Manager receives a management fee from the Fund, and the Manager is responsible for payment of all fees payable to the Sub-
Advisers of the Fund. The Fund, therefore, pays no fees directly to the Sub-Advisers.

The Manager recommends to the Trustees, one or more Sub-
Advisers for the Fund based upon the Manager's continuing quantitative and qualitative evaluation of the Sub-
Advisers' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Sub-Adviser, and the Manager does not expect to recommend frequent changes of Sub-
Advisers.

At any given time, each Sub-Adviser serves pursuant to a separate sub-advisory agreement between the Manager and that Sub-Adviser (each such agreement, a "Sub-Advisory
Agreement"). The Sub-Advisers do not provide any services to the Fund under the Sub-Advisory Agreement except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Trustees, a Sub-Adviser, or its affiliated broker-dealer, may execute portfolio transactions for the Fund and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder.

LOOMIS, SAYLES & COMPANY L.P. AND THE NEW SUB-ADVISORY
AGREEMENT

Prior to March 12, 2002, the assets of the Fund were managed by Rogge Global Partners, plc ("Rogge"). At a meeting of the Board of Trustees held on March 8, 2002, the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act (the "Independent Trustees"), approved the recommendation of the Manager to terminate the Sub-Advisory
Agreement with Rogge (the "Rogge Agreement") and to approve a new Sub-Advisory Agreement with Loomis, Sayles & Company,
L.P. ("Loomis Sayles") (the "Loomis Sayles Agreement"), which became effective on March 12, 2002.

The recommendation to replace Rogge with Loomis Sayles was made by the Manager in the ordinary course of its on-going evaluation of Sub-Adviser performance and investment strategy, and after extensive re-search of numerous candidate firms and qualitative and quantitative analysis of each candidate's organizational structure, investment process, style and long-term performance record. The recommendation to hire Loomis Sayles as the Fund's Sub-
Adviser was based in part on the Manager's long and successful relationship with Loomis Sayles since hiring
Loomis Sayles as a sub-advisor of Managers Bond Fund in 1984. Over the years, the Manager has developed comfort with and confidence in Loomis Sayles' research process and high caliber of investment professionals within its organization. The Manager deems Loomis Sayles as a high quality sub-adviser with a demonstrated ability to manage global bonds, to analyze credits and to manage overall risk of the portfolio.

Under the Management Agreement, the Fund pays the Manager a fee equal to 0.70% per annum of the average daily net assets. From this fee, the Manager pays the Sub-Adviser a fee of 0.35% per annum on the first $20 million of the average daily net assets and 0.25% per annum thereafter under its Sub-Advisory Agreement. Pursuant to the Loomis
Sayles Agreement, the Manager will pay Loomis Sayles the same fee that was previously paid to Rogge under the Rogge
Agreement. For the fiscal year ended December 31, 2001, the Fund paid the Manager $155,730 and the Manager paid $83,509 to Rogge under its Sub-Advisory Agreement.

Apart from the identity of the Sub-Adviser, the effective date and the renewal period there are no differences between the Loomis Sayles Agreement and the Rogge Agreement.
A copy of the Loomis Sayles Agreement is attached as Exhibit A.

INFORMATION ABOUT LOOMIS SAYLES

The following is a description of Loomis Sayles, which is based on information provided by Loomis Sayles. Loomis
Sayles is not affiliated with the Manager. Loomis Sayles is a limited partnership founded in 1926, the general partner of which is Loomis, Sayles & Company, Incorporated, an indirect wholly-owned subsidiary of Caisse des Depots et
Consignations ("CDC"). The principal executive offices of CDC are located at 56, rue de Lille, 75356 PARIS Cedex 07
SP, France. As of December 31, 2001, Loomis Sayles had approximately $66.5 billion in assets under management. The principal executive offices of Loomis Sayles are located at One Financial Center, Boston MA 02111.

The names of the principal executive officers of Loomis
Sayles are set forth below. Their principal occupation is their employment with Loomis Sayles.

NAME                             POSITION
-------------------------        -----------------
Robert James Blanding            Chairman, CEO & President
Kevin Patrick Charleston         Chief Financial Officer
                                     and VP
Sandra Pelle Tichenor            EVP and General Counsel
Daniel Joseph Fuss Chief         Investment Officer of
                                     Fixed Income

Loomis Sayles acts as an investment adviser to another investment company having a similar objective to the Fund as follows:

                     NET ASSET AS
NAME OF FUND         OF 2/28/02            FEE PAID
-----------------    ----------------      ------------
Loomis Sayles
  Global Bond Fund   $46.8 million         0.60%

LOOMIS SAYLES INVESTMENT PHILOSOPHY

Loomis Sayles seeks to attain the Fund's investment objective by investing primarily in investment grade fixed-income obligations denominated in various currencies including U.S. dollars or in multicurrency units. Foreign securities may present risks not associated with investments in comparable securities of U.S. issuers, such as currency fluctuations, political and economic instability and differences in accounting and financial reporting standards.

PORTFOLIO MANAGERS

Kenneth M. Buntrock, CFA and David W. Rolley, CFA will co-manage and lead the investment team managing the Fund. Mr.
Buntrock has been with Loomis Sayles since 1997. He began his investment career in 1974. Mr. Rolley commenced his career with Loomis Sayles in 1994. Mr. Rolley began his investment career in 1980.

BOARD OF TRUSTEES RECOMMENDATION

On March 8, 2002, the Trustees, including the Independent
Trustees, of the Fund voted to terminate the Rogge
Agreement and to approve the Loomis Sayles Agreement. In taking their decision, the Trustees considered, among other things: (i) the nature and quality of services expected to be rendered by Loomis Sayles to the Fund; (ii) the short-term and long-term performance of Loomis Sayles in relation to other investment advisers with similar investment strategies and styles; (iii) the consistency of Loomis
Sayles' investment philosophy and value-oriented investment style; (iv) the extent to which the securities selected for the Fund by Loomis Sayles are likely to differ from the securities selected for the Fund by Rogge; (v) Loomis
Sayles' investment management approach; (vi) the structure of Loomis Sayles and its ability to provide services to the Fund; (vii) that the fees payable by the Fund will not change as a result of replacing Rogge with Loomis Sayles as a Sub-Adviser to the Fund; and (viii) that the Loomis
Sayles Agreement is identical in all material respects to the Rogge Agreement.

Based on the foregoing, the Trustees, including a majority of the Independent Trustees, concluded that the approval of the Loomis Sayles Agreement is in the best interests of the Fund and its shareholders.

                  ADDITIONAL INFORMATION

The Manager, located at 40 Richards Avenue, Norwalk,
Connecticut 06854, serves as investment manager and administrator of the Trust. Managers Distributors, Inc., a wholly-owned subsidiary of the Manager, serves as distributor of the Trust.

FINANCIAL INFORMATION

The Trust's most recent annual report and semi-annual report are available upon request, without charge, by writing to The Managers Funds, 40 Richards Avenue, Norwalk,
Connecticut 06854, or by calling (800) 835-3879, or by accessing our website at www.managersfunds.com.

RECORD OR BENEFICIAL OWNERSHIP

Exhibit B contains information about the record or beneficial ownership by shareholders of five percent (5%) or more of the Fund's outstanding shares, as of the record date March 12, 2002.

As of March 12, 2002, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund. Since the beginning of fiscal year 2001, no Trustee has purchased or sold securities of the Manager, Loomis Sayles, or of their respective parents or subsidiaries exceeding 1% of the outstanding securities of any class of the Manager, Loomis Sayles, or of their respective parents or subsidiaries.

SHAREHOLDER PROPOSALS

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the next meeting of shareholders should submit such proposal to the Trust at a reasonable time before the solicitation is made.

                                May 1, 2002
                                By Order of the Trustees,

                                /s/Donald S. Rumery
                                DONALD S. RUMERY
                                Treasurer/Secretary

                         EXHIBIT A
                  SUB-ADVISORY AGREEMENT

The MANAGERS GLOBAL BOND FUND (the "Fund") is a series of a
Massachusetts business trust (the "Trust") that is registered as an investment company under the Investment
Company Act of 1940, as amended, (the "Act"), and subject to the rules and regulations promulgated thereunder.

The Managers Funds LLC (the "Manager") acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund's assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund's investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. APPOINTMENT AS A SUB-ADVISER. The Manager, being duly authorized, hereby appoints and employs LOOMIS, SAYLES & CO., L.P. ("Sub-Adviser") as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Sub-Adviser (those assets being referred to as the "Fund Account"). The Manager may, from time to time, with the consent of the Sub-Adviser, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2. PORTFOLIO MANAGEMENT DUTIES.

(a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Sub-Adviser shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Prospectus and Statement of Additional
Information (such Prospectus and Statement of Additional
Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the "Prospectus").

(b) The Sub-Adviser shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the
"Advisers Act"), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Sub-Adviser agrees that all records under the Act shall be the property of the Trust.

(c) The Sub-Adviser shall provide the Trust's Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account.
In addition, the Sub-Adviser shall be responsive to requests from the Manager or the Trust's Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust's Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d) The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e) The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3. ALLOCATION OF BROKERAGE. The Sub-Adviser shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Sub-Adviser, and for the selection of the markets on or in which the transactions will be executed.

(a) In doing so, the Sub-Adviser's primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Sub-Adviser to solicit competitive bids for each transaction, and the Sub-Adviser shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Sub-Adviser determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Sub-Adviser deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Sub-Adviser may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Sub-Adviser viewed in terms of either that particular transaction or of the Sub-Adviser's overall responsibilities with respect to its clients, including the Fund, as to which the Sub-
Adviser exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(b) The Manager shall have the right to request that specified transactions giving rise to broker-age commissions, in an amount to be agreed upon by the Manager and the Sub-Adviser, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund
Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c) The Sub-Adviser agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an "affiliated person" (as defined in the Act) of the Trust or of the Manager or of any Sub-Adviser for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Sub-Adviser with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Trust's Sub-Advisers.

4 . INFORMATION PROVIDED TO THE MANAGER AND THE TRUST AND
TO THE SUB-ADVISER

(a) The Sub-Adviser agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers
Act, and other applicable laws. The Sub-Adviser will furnish the Trust's Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b) The Sub-Adviser agrees that it will notify the Manager and the Trust in the event that the Sub-Adviser or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority.
Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Sub-Adviser has provided the information about itself set forth in the Registration
Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c) The Sub-Adviser represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Sub-Adviser's registration under the Advisers Act on Form
ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Sub-Adviser agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Sub-Adviser acknowledges that it is an "investment adviser" to the Fund within the meaning of the Act and the Advisers Act.

5. COMPENSATION. The compensation of the Sub-Adviser for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached
Schedule A. Pursuant to the provisions of the Management
Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Sub-
Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. OTHER INVESTMENT ACTIVITIES OF THE SUB-ADVISER. The
Manager acknowledges that the Sub-Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities
("Affiliated Accounts"). The Manager agrees that the Sub-
Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Sub-
Adviser acts in good faith and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The
Manager acknowledges that one or more of the Affiliated
Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund
Account or otherwise. The Sub-Adviser shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. STANDARD OF CARE. The Sub-Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Sub-Adviser shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Manager or the Trust or to holders of the Trust's shares representing interests in the Fund to which the Sub-Adviser would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement.

8. ASSIGNMENT. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Sub-Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Sub-Adviser or such other steps as the Board of Trustees may deem appropriate.

9. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Sub-Adviser and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. EFFECTIVE DATE; TERM. This Agreement shall become effective on March 12, 2002 and shall continue in effect until June 30, 2003. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. TERMINATION. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Sub-Adviser and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Sub-Adviser or (iii) by the Sub-Adviser at any time without penalty, upon thirty (30) days' written notice to the Manager and the Trust.

12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. APPLICABLE LAW. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

                               THE MANAGERS FUNDS LLC

                               BY:
                               Its:
                               DATE:

ACCEPTED:

BY:
Its:
DATE:

                               Acknowledged:
                               THE MANAGERS FUNDS

                               BY:
                               Its:
                               DATE:

                        EXHIBIT A
                     SUB-ADVISER FEE

For services provided to the Fund Account, The Managers
Funds LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.35% on the first $20 million, 0.25% thereafter, of average daily net assets in the Fund account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.

                         EXHIBIT B
          FIVE PERCENT RECORD OR BENEFICIAL OWNERSHIP
                  (as of March 12, 2002)

Charles Schwab & Co., Inc.
Mutual Funds Dept.
101 Montgomery Street
San Francisco, CA 94104-4122                 5%

Charles Schwab & Co., Inc. owns shares listed above of record. The Trust is not aware of any person owning beneficially five percent or more of the Fund's shares.